Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	July 18, 2017
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Second Quarter 2017 Net Income, an Increase of 30% Over Prior Year, and Year-to-Date 2017 Net Income of $123.3 million, an Increase of 24% Over Prior Year

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $64.9 million or $1.11 per diluted common share for the second quarter of 2017 compared to net income of $58.4 million or $1.00 per diluted common share for the first quarter of 2017 and $50.0 million or $0.90 per diluted common share for the second quarter of 2016. The Company recorded net income of $123.3 million or $2.11 per diluted common share for the first six months of 2017 compared to net income of $99.2 million or $1.80 per diluted common share for the same period of 2016.

Highlights of the Second Quarter of 2017 *:

•	Total assets increased by $1.2 billion from the prior quarter and now total $26.9 billion.

•	Total loans, excluding covered loans and mortgage loans held-for-sale, increased by $812 million from the prior quarter.

•	Total deposits increased $875 million to $22.6 billion. Non-interest bearing deposit accounts now comprise 28% of total deposits.

•	Mortgage banking revenue increased $14.0 million to $35.9 million.

•
Net interest margin increased primarily as a result of the recent rate increases in March and June of 2017. This increase as well as growth in earning assets drove the $11.8 million increase in net interest income over the prior quarter.

•	Return on average assets increased to 1.00% from 0.94%.

•	Net overhead ratio decreased to 1.44% from 1.60%, below our stated goal of 1.50%.

•
Non-performing loans as a percentage of total loans, excluding covered loans, decreased to 0.33% from 0.40% in the first quarter of 2017. The allowance for loan losses as a percentage of total non-performing loans, excluding covered loans, increased to 188% from 159% in the prior quarter.

•
The return on average common equity in the current quarter increased to 9.55% from 8.93% in the first quarter of 2017. On April 27, 2017, the Company caused the mandatory conversion of the remaining shares of the Company's Series C preferred stock into 3.1 million shares of the Company's common stock.

•	Reduced the estimated FDIC indemnification liability by $4.9 million primarily as a result of an adjustment related to clawback provisions within certain loss-sharing agreements.

* See "Supplemental Financial Measures/Ratios" on pages 10-11 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, “Wintrust reported record net income of $64.9 million for the second quarter of 2017 and net income of $123.3 million for the first six months of 2017. These results reflected the continued strength of the internal growth engine at Wintrust as we grew assets organically by over $1 billion while still controlling operating expenses with our net overhead ratio dropping to 1.44%. The second quarter of 2017 was also characterized by our strong deposit growth, increased net interest margin, improved credit quality metrics and strength in our mortgage banking business."

Mr. Wehmer continued, “We experienced strong loan growth among our various loan categories, including the commercial, commercial real-estate and premium finance receivables portfolios. Excluding covered loans and mortgage loans held-for-sale, we grew our loan portfolio by $812 million during the second quarter. The increased loan volume and continued improvement in net interest margin from recent interest rate increases during the period helped net interest income increase by $11.8 million. Our loan pipelines remain consistently strong and we remain well positioned for expected rising rates in the future. Deposit growth was strong in the second quarter of 2017 as deposits increased $875 million and exceeded $22 billion as of the end of the second quarter. Total deposit growth included $503 million of growth from demand deposits, which now total $6.3 billion and comprise 28% of our overall deposit base."

Commenting on credit quality, Mr. Wehmer noted, “During the second quarter of 2017, the Company continued its practice of timely addressing and resolving non-performing credits. Excluding covered assets, total non-performing assets decreased $10.4 million during the second quarter of 2017 resulting in non-performing assets as a percentage of total assets dropping from 0.46% to 0.40% during the period. Non-performing loans as a percentage of total loans, excluding covered loans, decreased to 0.33% at the end of the second quarter of 2017 compared to 0.40% at the end of the first quarter of 2017. As a percentage of non-performing loans, the allowance for loan losses, excluding covered loans, increased to 188% during the second quarter of 2017. Net charge-offs remained at historically low levels with net charge-offs as a percentage of total average loans, excluding covered loans, of 0.10% during the second quarter of 2017. We believe that the Company's reserves remain appropriate."

Mr. Wehmer further commented, “Mortgage banking revenue in the second quarter of 2017 totaled $35.9 million, an increase of $14.0 million compared to the first quarter of 2017. The mortgage banking business unit's contribution to increased net income during the second quarter primarily resulted from origination volumes growing to $1.1 billion from $722 million in the previous quarter as a result of higher purchase originations during the traditional spring purchase market. Purchases represented 84% of volume for the second quarter of 2017. Our mortgage pipeline remains strong. We continue to look for opportunities to further enhance the mortgage banking business both organically and through acquisitions."

Turning to the future, Mr. Wehmer stated, “Our growth engine continued into the second quarter of 2017 with strong momentum. Loan growth at the end of the second quarter should add to momentum into the third quarter as period-end loan balances, excluding covered loans and mortgage loans held-for-sale, exceeded the second quarter average balances by approximately $478 million. We continue to take a steady and measured approach to achieving our main objectives of growing franchise value, increasing profitability, leveraging our expense infrastructure and increasing shareholder value. Evaluating strategic acquisitions and organic branch growth will continue to be a part of our overall growth strategy with the goal of becoming Chicago’s bank and Wisconsin’s bank. Our opportunities for both internal growth and external growth remain consistently strong."

The graphs below illustrate certain highlights of the second quarter of 2017.

Wintrust’s key operating measures and growth rates for the second quarter of 2017, as compared to the sequential and linked quarters, are shown in the table below:

				% or(4) basis point (bp)change from 1st Quarter 2017		% or basis point (bp) change from 2nd Quarter 2016
	Three Months Ended
(Dollars in thousands)	June 30, 2017	March 31, 2017	June 30, 2016
Net income	$64,897	$58,378	$50,041	11%		30%
Net income per common share – diluted	$1.11	$1.00	$0.90	11%		23%
Net revenue (1)	$294,381	$261,345	$260,069	13%		13%
Net interest income	$204,409	$192,580	$175,270	6%		17%
Net interest margin	3.41%	3.36%	3.24%	5	bp	17	bp
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.43%	3.39%	3.27%	4	bp	16	bp
Net overhead ratio (3)	1.44%	1.60%	1.46%	(16)	bp	(2)	bp
Return on average assets	1.00%	0.94%	0.85%	6	bp	15	bp
Return on average common equity	9.55%	8.93%	8.43%	62	bp	112	bp
Return on average tangible common equity (non-GAAP) (2)	12.02%	11.44%	11.12%	58	bp	90	bp
At end of period
Total assets	$26,929,265	$25,778,893	$24,420,616	18%		10%
Total loans, excluding loans held-for-sale, excluding covered loans	20,743,332	19,931,058	18,174,655	16%		14%
Total loans, including loans held-for-sale, excluding covered loans	21,126,169	20,220,022	18,728,911	18%		13%
Total deposits	22,605,692	21,730,441	20,041,750	16%		13%
Total shareholders’ equity	2,839,458	2,764,983	2,623,595	11%		8%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See "Supplemental Financial Measures/Ratios" for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Selected Financial Condition Data (at end of period):
Total assets	$26,929,265	$25,778,893	$24,420,616
Total loans, excluding loans held-for-sale and covered loans	20,743,332	19,931,058	18,174,655
Total deposits	22,605,692	21,730,441	20,041,750
Junior subordinated debentures	253,566	253,566	253,566
Total shareholders’ equity	2,839,458	2,764,983	2,623,595
Selected Statements of Income Data:
Net interest income	$204,409	$192,580	$175,270	$396,989	$346,779
Net revenue (1)	294,381	261,345	260,069	555,726	500,330
Net income	64,897	58,378	50,041	123,275	99,152
Net income per common share – Basic	$1.15	$1.05	$0.94	$2.20	$1.88
Net income per common share – Diluted	$1.11	$1.00	$0.90	$2.11	$1.80
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.41%	3.36%	3.24%	3.38%	3.26%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.43%	3.39%	3.27%	3.41%	3.29%
Non-interest income to average assets	1.39%	1.11%	1.44%	1.25%	1.32%
Non-interest expense to average assets	2.83%	2.70%	2.89%	2.77%	2.80%
Net overhead ratio (3)	1.44%	1.60%	1.46%	1.52%	1.48%
Return on average assets	1.00%	0.94%	0.85%	0.97%	0.85%
Return on average common equity	9.55%	8.93%	8.43%	9.24%	8.49%
Return on average tangible common equity (non-GAAP) (2)	12.02%	11.44%	11.12%	11.74%	11.22%
Average total assets	$26,050,949	$25,207,348	$23,754,755	$25,632,004	$23,328,834
Average total shareholders’ equity	2,800,905	2,739,050	2,465,732	2,771,768	2,427,751
Average loans to average deposits ratio (excluding loans held-for-sale, excluding covered loans)	94.1%	92.5%	92.4%	93.3%	92.3%
Average loans to average deposits ratio (excluding loans held-for-sale, including covered loans)	94.4%	92.7%	92.9%	93.6%	93.0%
Common Share Data at end of period:
Market price per common share	$76.44	$69.12	$51.00
Book value per common share (2)	$48.73	$47.88	$45.96
Tangible common book value per share (2)	$39.40	$37.97	$36.12
Common shares outstanding	55,699,927	52,503,663	51,619,155
Other Data at end of period:(6)
Leverage Ratio (4)	9.2%	9.3%	9.2%
Tier 1 capital to risk-weighted assets (4)	9.8%	10.0%	10.1%
Common equity Tier 1 capital to risk-weighted assets (4)	9.3%	8.9%	8.9%
Total capital to risk-weighted assets (4)	12.0%	12.2%	12.4%
Allowance for credit losses (5)	$131,296	$127,630	$115,426
Non-performing loans	69,050	78,979	88,119
Allowance for credit losses to total loans (5)	0.63%	0.64%	0.64%
Non-performing loans to total loans	0.33%	0.40%	0.48%
Number of:
Bank subsidiaries	15	15	15
Banking offices	153	155	153

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated. As of January 1, 2015 capital ratios are calculated under the requirements of Basel III.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)		(Unaudited)
(In thousands)	June 30, 2017	December 31, 2016	June 30, 2016
Assets
Cash and due from banks	$296,105	$267,194	$267,551
Federal funds sold and securities purchased under resale agreements	56	2,851	4,024
Interest bearing deposits with banks	1,011,635	980,457	693,269
Available-for-sale securities, at fair value	1,649,636	1,724,667	637,663
Held-to-maturity securities, at amortized cost	793,376	635,705	992,211
Trading account securities	1,987	1,989	3,613
Federal Home Loan Bank and Federal Reserve Bank stock	80,812	133,494	121,319
Brokerage customer receivables	23,281	25,181	26,866
Mortgage loans held-for-sale	382,837	418,374	554,256
Loans, net of unearned income, excluding covered loans	20,743,332	19,703,172	18,174,655
Covered loans	50,119	58,145	105,248
Total loans	20,793,451	19,761,317	18,279,903
Allowance for loan losses	(129,591)	(122,291)	(114,356)
Allowance for covered loan losses	(1,074)	(1,322)	(2,412)
Net loans	20,662,786	19,637,704	18,163,135
Premises and equipment, net	605,211	597,301	595,792
Lease investments, net	191,248	129,402	103,749
Accrued interest receivable and other assets	577,359	593,796	670,014
Trade date securities receivable	133,130	—	1,079,238
Goodwill	500,260	498,587	486,095
Other intangible assets	19,546	21,851	21,821
Total assets	$26,929,265	$25,668,553	$24,420,616
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$6,294,052	$5,927,377	$5,367,672
Interest bearing	16,311,640	15,731,255	14,674,078
Total deposits	22,605,692	21,658,632	20,041,750
Federal Home Loan Bank advances	318,270	153,831	588,055
Other borrowings	277,710	262,486	252,611
Subordinated notes	139,029	138,971	138,915
Junior subordinated debentures	253,566	253,566	253,566
Trade date securities payable	5,151	—	40,000
Accrued interest payable and other liabilities	490,389	505,450	482,124
Total liabilities	24,089,807	22,972,936	21,797,021
Shareholders’ Equity:
Preferred stock	125,000	251,257	251,257
Common stock	55,802	51,978	51,708
Surplus	1,511,080	1,365,781	1,350,751
Treasury stock	(4,884)	(4,589)	(4,145)
Retained earnings	1,198,997	1,096,518	1,008,464
Accumulated other comprehensive loss	(46,537)	(65,328)	(34,440)
Total shareholders’ equity	2,839,458	2,695,617	2,623,595
Total liabilities and shareholders’ equity	$26,929,265	$25,668,553	$24,420,616

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Interest income
Interest and fees on loans	$212,709	$199,314	$178,530	$412,023	$351,657
Interest bearing deposits with banks	1,634	1,623	793	3,257	1,539
Federal funds sold and securities purchased under resale agreements	1	1	1	2	2
Investment securities	15,524	13,573	16,398	29,097	33,588
Trading account securities	4	11	14	15	25
Federal Home Loan Bank and Federal Reserve Bank stock	1,153	1,070	1,112	2,223	2,049
Brokerage customer receivables	156	167	216	323	435
Total interest income	231,181	215,759	197,064	446,940	389,295
Interest expense
Interest on deposits	18,471	16,270	13,594	34,741	26,375
Interest on Federal Home Loan Bank advances	2,933	1,590	2,984	4,523	5,870
Interest on other borrowings	1,149	1,139	1,086	2,288	2,144
Interest on subordinated notes	1,786	1,772	1,777	3,558	3,554
Interest on junior subordinated debentures	2,433	2,408	2,353	4,841	4,573
Total interest expense	26,772	23,179	21,794	49,951	42,516
Net interest income	204,409	192,580	175,270	396,989	346,779
Provision for credit losses	8,891	5,209	9,129	14,100	17,163
Net interest income after provision for credit losses	195,518	187,371	166,141	382,889	329,616
Non-interest income
Wealth management	19,905	20,148	18,852	40,053	37,172
Mortgage banking	35,939	21,938	36,807	57,877	58,542
Service charges on deposit accounts	8,696	8,265	7,726	16,961	15,132
Gains (losses) on investment securities, net	47	(55)	1,440	(8)	2,765
Fees from covered call options	890	759	4,649	1,649	6,361
Trading losses, net	(420)	(320)	(316)	(740)	(484)
Operating lease income, net	6,805	5,782	4,005	12,587	6,811
Other	18,110	12,248	11,636	30,358	27,252
Total non-interest income	89,972	68,765	84,799	158,737	153,551
Non-interest expense
Salaries and employee benefits	106,502	99,316	100,894	205,818	196,705
Equipment	9,909	9,002	9,307	18,911	18,074
Operating lease equipment depreciation	5,662	4,636	3,385	10,298	5,435
Occupancy, net	12,586	13,101	11,943	25,687	23,891
Data processing	7,804	7,925	7,138	15,729	13,657
Advertising and marketing	8,726	5,150	6,941	13,876	10,720
Professional fees	7,510	4,660	5,419	12,170	9,478
Amortization of other intangible assets	1,141	1,164	1,248	2,305	2,546
FDIC insurance	3,874	4,156	4,040	8,030	7,653
OREO expense, net	739	1,665	1,348	2,404	1,908
Other	19,091	17,343	19,306	36,434	34,632
Total non-interest expense	183,544	168,118	170,969	351,662	324,699
Income before taxes	101,946	88,018	79,971	189,964	158,468
Income tax expense	37,049	29,640	29,930	66,689	59,316
Net income	$64,897	$58,378	$50,041	$123,275	$99,152
Preferred stock dividends	2,050	3,628	3,628	5,678	7,256
Net income applicable to common shares	$62,847	$54,750	$46,413	$117,597	$91,896
Net income per common share - Basic	$1.15	$1.05	$0.94	$2.20	$1.88
Net income per common share - Diluted	$1.11	$1.00	$0.90	$2.11	$1.80
Cash dividends declared per common share	$0.14	$0.14	$0.12	$0.28	$0.24
Weighted average common shares outstanding	54,775	52,267	49,140	53,528	48,794
Dilutive potential common shares	1,812	4,160	3,965	2,981	3,887
Average common shares and dilutive common shares	56,587	56,427	53,105	56,509	52,681

EARNINGS PER SHARE

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended			Six Months Ended
(In thousands, except per share data)		June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income		$64,897	$58,378	$50,041	$123,275	$99,152
Less: Preferred stock dividends		2,050	3,628	3,628	5,678	7,256
Net income applicable to common shares—Basic	(A)	62,847	54,750	46,413	117,597	91,896
Add: Dividends on convertible preferred stock, if dilutive		—	1,578	1,578	1,578	3,156
Net income applicable to common shares—Diluted	(B)	62,847	56,328	47,991	119,175	95,052
Weighted average common shares outstanding	(C)	54,775	52,267	49,140	53,528	48,794
Effect of dilutive potential common shares:
Common stock equivalents		927	1,060	856	994	778
Convertible preferred stock, if dilutive		885	3,100	3,109	1,987	3,109
Weighted average common shares and effect of dilutive potential common shares	(D)	56,587	56,427	53,105	56,509	52,681
Net income per common share:
Basic	(A/C)	$1.15	$1.05	$0.94	$2.20	$1.88
Diluted	(B/D)	$1.11	$1.00	$0.90	$2.11	$1.80

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share for a period, net income applicable to common shares is not adjusted by the associated preferred dividends. On April 25, 2017, 2,073 shares of the Series C Preferred Stock were converted at the option of the respective holder into 51,244 shares of the Company's common stock, pursuant to the terms of the Series C Preferred Stock . On April 27, 2017, the Company caused a mandatory conversion of its remaining 124,184 shares of Series C Preferred Stock into 3,069,828 shares of the Company's common stock at a conversion rate of 24.72 shares of common stock per share of Series C Preferred Stock. Cash was paid in lieu of fractional shares for an amount considered insignificant.

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible common book value per share and return on average tangible common equity. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last five quarters.

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars and shares in thousands)	2017	2017	2016	2016	2016	2017	2016
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$231,181	$215,759	$215,013	$208,149	$197,064	$446,940	$389,295
Taxable-equivalent adjustment:
- Loans	831	790	666	584	523	1,621	1,032
- Liquidity Management Assets	866	907	815	963	932	1,773	1,852
- Other Earning Assets	2	5	17	9	8	7	14
(B) Interest Income - FTE	$232,880	$217,461	$216,511	$209,705	$198,527	$450,341	$392,193
(C) Interest Expense (GAAP)	26,772	23,179	24,235	23,513	21,794	49,951	42,516
(D) Net Interest Income - FTE (B minus C)	$206,108	$194,282	$192,276	$186,192	$176,733	$400,390	$349,677
(E) Net Interest Income (GAAP) (A minus C)	$204,409	$192,580	$190,778	$184,636	$175,270	$396,989	$346,779
Net interest margin (GAAP-derived)	3.41%	3.36%	3.21%	3.21%	3.24%	3.38%	3.26%
Net interest margin - FTE	3.43%	3.39%	3.23%	3.24%	3.27%	3.41%	3.29%
(F) Non-interest income	$89,972	$68,765	$85,275	$86,604	$84,799	$158,737	$153,551
(G) Gains (losses) on investment securities, net	47	(55)	1,575	3,305	1,440	(8)	2,765
(H) Non-interest expense	183,544	168,118	180,371	176,615	170,969	351,662	324,699
Efficiency ratio (H/(E+F-G))	62.36%	64.31%	65.71%	65.92%	66.11%	63.28%	65.26%
Efficiency ratio - FTE (H/(D+F-G))	62.00%	63.90%	65.36%	65.54%	65.73%	62.89%	64.88%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$2,839,458	$2,764,983	$2,695,617	$2,674,474	$2,623,595
(I) Less: Convertible preferred stock	—	(126,257)	(126,257)	(126,257)	(126,257)
Less: Non-convertible preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)
Less: Intangible assets	(519,806)	(520,028)	(520,438)	(506,674)	(507,916)
(J) Total tangible common shareholders’ equity	$2,194,652	$1,993,698	$1,923,922	$1,916,543	$1,864,422
Total assets	$26,929,265	$25,778,893	$25,668,553	$25,321,759	$24,420,616
Less: Intangible assets	(519,806)	(520,028)	(520,438)	(506,674)	(507,916)
(K) Total tangible assets	$26,409,459	$25,258,865	$25,148,115	$24,815,085	$23,912,700
Tangible common equity ratio (J/K)	8.3%	7.9%	7.7%	7.7%	7.8%
Tangible common equity ratio, assuming full conversion of convertible preferred stock ((J-I)/K)	8.3%	8.4%	8.2%	8.2%	8.3%
Calculation of book value per share
Total shareholders’ equity	$2,839,458	$2,764,983	$2,695,617	$2,674,474	$2,623,595
Less: Preferred stock	(125,000)	(251,257)	(251,257)	(251,257)	(251,257)
(L) Total common equity	$2,714,458	$2,513,726	$2,444,360	$2,423,217	$2,372,338
(M) Actual common shares outstanding	55,700	52,504	51,881	51,715	51,619
Book value per common share (L/M)	$48.73	$47.88	$47.12	$46.86	$45.96
Tangible common book value per share (J/M)	$39.40	$37.97	$37.08	$37.06	$36.12

Calculation of return on average common equity
(N) Net income applicable to common shares	62,847	54,750	50,979	49,487	46,413	117,597	91,896
Add: After-tax intangible asset amortization	726	771	716	677	781	1,497	1,593
(O) Tangible net income applicable to common shares	63,573	55,521	51,695	50,164	47,194	119,094	93,489
Total average shareholders' equity	2,800,905	2,739,050	2,689,876	2,651,684	2,465,732	2,771,768	2,427,751
Less: Average preferred stock	(161,028)	(251,257)	(251,257)	(251,257)	(251,257)	(205,893)	(251,259)
(P) Total average common shareholders' equity	2,639,877	2,487,793	2,438,619	2,400,427	2,214,475	2,565,875	2,176,492
Less: Average intangible assets	(519,340)	(520,346)	(513,017)	(508,812)	(507,439)	(519,840)	(501,516)
(Q) Total average tangible common shareholders’ equity	2,120,537	1,967,447	1,925,602	1,891,615	1,707,036	2,046,035	1,674,976
Return on average common equity, annualized (N/P)	9.55%	8.93%	8.32%	8.20%	8.43%	9.24%	8.49%
Return on average tangible common equity, annualized (O/Q)	12.02%	11.44%	10.68%	10.55%	11.12%	11.74%	11.22%

BUSINESS UNIT SUMMARY

Community Banking

Through its community banking franchise, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the second quarter of 2017, profitability within this franchise was primarily driven by increased net interest income due to a higher net interest margin and higher revenue from the mortgage banking business. The net interest margin increased in the second quarter of 2017 compared to the first quarter of 2017 primarily as a result of higher yields on the commercial (excluding lease loans) and commercial real-estate loan portfolios as well as liquidity management assets, partially offset by higher rates on interest-bearing deposits. Mortgage banking revenue increased by $14.0 million from $21.9 million for the first quarter of 2017 to $35.9 million for the second quarter of 2017. The higher revenue was due to originations during the current period increasing to $1.1 billion from $722.5 million in the first quarter of 2017 as a result of higher purchase originations during the traditional spring purchase market. Purchases represented 84% of volume for the second quarter of 2017. The Company's gross commercial and commercial real estate loan pipelines remain strong. Before the impact of scheduled payments and prepayments, at June 30, 2017, gross commercial and commercial real estate loan pipelines totaled $1.2 billion, or $796.8 million when adjusted for the probability of closing, compared to $1.5 billion, or $934 million when adjusted for the probability of closing, at March 31, 2017.

Specialty Finance

Through its specialty finance unit, the Company offers financing of insurance premiums for businesses and individuals, accounts receivable financing, value-added, out-sourced administrative services, and other specialty finance businesses. In the second quarter of 2017, the specialty finance unit experienced higher revenue as a result of increased volumes and higher yields within its insurance premium financing receivables portfolio. Originations of $1.9 billion during the second quarter of 2017 resulted in a $214.7 million increase in average balances. The increase in average balances along with higher yields on these loans resulted in a $4.2 million increase in interest income attributed to this portfolio. The Company's leasing business continued to grow during the second quarter of 2017 , increasing its portfolio of assets, including capital leases, loans and equipment on operating leases, by $129.5 million since the end of the first quarter of 2017. Revenues from the Company's out-sourced administrative services business remained steady, totaling approximately $1.0 million in the second quarter of 2017 and first quarter of 2017.

Wealth Management

Through its wealth management unit, the Company offers a full range of wealth management services through three separate subsidiaries: trust and investment services, asset management, securities brokerage services and 401(k) and retirement plan services. At June 30, 2017, the Company’s wealth management subsidiaries had approximately $23.3 billion of assets under administration, which includes $2.6 billion of assets owned by the Company and its subsidiary banks, representing a $364.2 million increase from the $22.9 billion of assets under administration at March 31, 2017.

LOANS

Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	June 30, 2017	December 31, 2016	June 30, 2016	From (1) December 31, 2016	From June 30, 2016
Balance:
Commercial	$6,406,289	$6,005,422	$5,144,533	13%	25%
Commercial real estate	6,402,494	6,196,087	5,848,334	7	9
Home equity	689,483	725,793	760,904	(10)	(9)
Residential real estate	762,810	705,221	653,664	16	17
Premium finance receivables - commercial	2,648,386	2,478,581	2,478,280	14	7
Premium finance receivables - life insurance	3,719,043	3,470,027	3,161,562	14	18
Consumer and other	114,827	122,041	127,378	(12)	(10)
Total loans, net of unearned income, excluding covered loans	$20,743,332	$19,703,172	$18,174,655	11%	14%
Covered loans	50,119	58,145	105,248	(28)	(52)
Total loans, net of unearned income	$20,793,451	$19,761,317	$18,279,903	11%	14%
Mix:
Commercial	31%	30%	28%
Commercial real estate	31	31	31
Home equity	3	4	4
Residential real estate	3	4	4
Premium finance receivables - commercial	13	12	14
Premium finance receivables - life insurance	18	18	17
Consumer and other	1	1	1
Total loans, net of unearned income, excluding covered loans	100%	100%	99%
Covered loans	—	—	1
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

Commercial and Commercial Real Estate Loan Portfolios

	As of June 30, 2017
		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial, industrial and other	$4,094,532	32.0%	$8,720	$—	$35,542
Franchise	838,394	6.5	—	—	5,305
Mortgage warehouse lines of credit	234,643	1.8	—	—	1,719
Asset-based lending	871,906	6.8	936	—	8,004
Leases	356,604	2.8	535	—	1,150
PCI - commercial loans (1)	10,210	0.1	—	1,572	638
Total commercial	$6,406,289	50.0%	$10,191	$1,572	$52,358
Commercial Real Estate:
Construction	$709,587	5.5%	$2,408	$—	$9,187
Land	112,153	0.9	202	—	3,596
Office	887,684	6.9	4,806	—	5,740
Industrial	792,791	6.2	2,193	—	5,201
Retail	920,494	7.2	1,635	—	5,971
Multi-family	814,598	6.4	354	—	8,226
Mixed use and other	2,018,950	15.8	5,382	—	14,299
PCI - commercial real estate (1)	146,237	1.1	—	8,768	119
Total commercial real estate	$6,402,494	50.0%	$16,980	$8,768	$52,339
Total commercial and commercial real estate	$12,808,783	100.0%	$27,171	$10,340	$104,697

Commercial real estate - collateral location by state:
Illinois	$4,988,746	77.9%
Wisconsin	689,007	10.8
Total primary markets	$5,677,753	88.7%
Indiana	142,137	2.2
Florida	105,897	1.7
Arizona	57,219	0.9
Ohio	46,652	0.7
Michigan	45,541	0.7
California	38,626	0.6
Other (no individual state greater than 0.6%)	288,669	4.5
Total	$6,402,494	100.0%

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS

Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	June 30, 2017	December 31, 2016	June 30, 2016	From (1) December 31, 2016	From June 30, 2016
Balance:
Non-interest bearing	$6,294,052	$5,927,377	$5,367,672	12%	17%
NOW and interest bearing demand deposits	2,459,238	2,624,442	2,450,710	(13)	—
Wealth management deposits (2)	2,464,162	2,209,617	1,904,121	23	29
Money market	4,449,385	4,441,811	4,384,134	—	1
Savings	2,419,463	2,180,482	1,851,863	22	31
Time certificates of deposit	4,519,392	4,274,903	4,083,250	12	11
Total deposits	$22,605,692	$21,658,632	$20,041,750	9%	13%
Mix:
Non-interest bearing	28%	27%	27%
NOW and interest bearing demand deposits	11	12	12
Wealth management deposits (2)	11	10	10
Money market	19	21	22
Savings	11	10	9
Time certificates of deposit	20	20	20
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of June 30, 2017

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$537	$37,577	$128,018	$637,354	$803,486	0.67%
4-6 months	1,252	30,757	—	792,236	824,245	0.91%
7-9 months	1,494	25,237	—	826,270	853,001	0.99%
10-12 months	59,732	15,749	—	714,749	790,230	1.04%
13-18 months	—	17,213	—	737,219	754,432	1.17%
19-24 months	249	10,922	—	179,144	190,315	1.25%
24+ months	1,000	17,467	—	285,216	303,683	1.45%
Total	$64,264	$154,922	$128,018	$4,172,188	$4,519,392	1.00%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME

The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the second quarter of 2017 compared to the first quarter of 2017 (sequential quarters) and second quarter of 2016 (linked quarters), respectively:

	Average Balance for three months ended,			Interest for three months ended,			Yield/Rate for three months ended,
(Dollars in thousands)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	March 31, 2017	June 30, 2016
Interest-bearing deposits with banks and cash equivalents(1)	$722,349	$780,752	$639,753	$1,635	$1,624	$794	0.91%	0.84%	0.50%
Investment securities	2,572,619	2,395,625	2,656,654	16,390	14,480	17,330	2.55	2.45	2.62
FHLB and FRB stock	99,438	94,090	116,706	1,153	1,070	1,112	4.66	4.61	3.83
Liquidity management assets(2)(7)	$3,394,406	$3,270,467	$3,413,113	$19,178	$17,174	$19,236	2.27%	2.13%	2.27%
Other earning assets(2)(3)(7)	25,749	25,236	29,759	162	183	238	2.53	2.95	3.21
Loans, net of unearned income(2)(4)(7)	20,599,718	19,923,606	18,204,552	212,892	199,186	177,571	4.15	4.05	3.92
Covered loans	51,823	56,872	109,533	648	918	1,482	5.01	6.55	5.44
Total earning assets(7)	$24,071,696	$23,276,181	$21,756,957	$232,880	$217,461	$198,527	3.88%	3.79%	3.67%
Allowance for loan and covered loan losses	(132,053)	(127,425)	(116,984)
Cash and due from banks	242,495	229,588	272,935
Other assets	1,868,811	1,829,004	1,841,847
Total assets	$26,050,949	$25,207,348	$23,754,755

Interest-bearing deposits	$15,621,674	$15,466,670	$14,065,995	$18,471	$16,270	$13,594	0.47%	0.43%	0.39%
Federal Home Loan Bank advances	689,600	181,338	946,081	2,933	1,590	2,984	1.71	3.55	1.27
Other borrowings	240,547	255,012	248,233	1,149	1,139	1,086	1.92	1.81	1.76
Subordinated notes	139,007	138,980	138,898	1,786	1,772	1,777	5.14	5.10	5.12
Junior subordinated debentures	253,566	253,566	253,566	2,433	2,408	2,353	3.80	3.80	3.67
Total interest-bearing liabilities	$16,944,394	$16,295,566	$15,652,773	$26,772	$23,179	$21,794	0.63%	0.58%	0.56%
Non-interest bearing deposits	5,904,679	5,787,034	5,223,384
Other liabilities	400,971	385,698	412,866
Equity	2,800,905	2,739,050	2,465,732
Total liabilities and shareholders’ equity	$26,050,949	$25,207,348	$23,754,755
Interest rate spread(5)(7)							3.25%	3.21%	3.11%
Less: Fully tax-equivalent adjustment				(1,699)	(1,702)	(1,463)	(0.02)	(0.03)	(0.03)
Net free funds/contribution(6)	$7,127,302	$6,980,615	$6,104,184				0.18	0.18	0.16
Net interest income/ margin(7) (GAAP)				$204,409	$192,580	$175,270	3.41%	3.36%	3.24%
Fully tax-equivalent adjustment				1,699	1,702	1,463	0.02	0.03	0.03
Net interest income/ margin - FTE (7)				$206,108	$194,282	$176,733	3.43%	3.39%	3.27%

(1)	Includes interest-bearing deposits from banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and investment securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended June 30, 2017, March 31, 2017 and June 30, 2016 were $1.7 million, $1.7 million and $1.5 million, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the second quarter of 2017, net interest income totaled $204.4 million, an increase of $11.8 million as compared to the first quarter of 2017 and an increase of $29.1 million as compared to the second quarter of 2016. Net interest margin was 3.41% (3.43% on a fully tax-equivalent basis) during the second quarter of 2017 compared to 3.36% (3.39% on a fully tax-equivalent basis) during the first quarter of 2017 and 3.24% (3.27% on a fully tax-equivalent basis) during the second quarter of 2016.

The following table presents a summary of Wintrust's average balances, net interest income and related interest margins, calculated on a fully tax-equivalent basis, for six months ended June 30, 2017 compared to six months ended June 30, 2016:

	Average Balance for six months ended,		Interest for six months ended,		Yield/Rate for six months ended,
(Dollars in thousands)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Interest-bearing deposits with banks and cash equivalents (1)	$751,389	$605,724	$3,259	$1,541	0.87%	0.51%
Investment securities	2,484,611	2,638,911	30,870	35,440	2.51	2.70
FHLB and FRB stock	96,779	111,990	2,223	2,049	4.64	3.68
Liquidity management assets(2)(7)	$3,332,779	$3,356,625	$36,352	$39,030	2.20%	2.34%
Other earning assets(2)(3)(7)	25,494	29,246	345	474	2.73	3.26
Loans, net of unearned income(2)(4)(7)	20,263,842	17,856,572	412,078	349,196	4.10	3.93
Covered loans	54,505	125,442	1,566	3,493	5.79	5.60
Total earning assets(7)	$23,676,620	$21,367,885	$450,341	$392,193	3.84%	3.69%
Allowance for loan and covered loan losses	(129,751)	(114,506)
Cash and due from banks	236,077	266,139
Other assets	1,849,058	1,809,316
Total assets	$25,632,004	$23,328,834

Interest-bearing deposits	$15,544,603	$13,891,664	$34,741	$26,375	0.45%	0.38%
Federal Home Loan Bank advances	436,873	885,592	4,523	5,870	2.09	1.33
Other borrowings	247,740	252,809	2,288	2,144	1.86	1.71
Subordinated notes	138,994	138,884	3,558	3,554	5.12	5.12
Junior subordinated debentures	253,566	255,626	4,841	4,573	3.80	3.54
Total interest-bearing liabilities	$16,621,776	$15,424,575	$49,951	$42,516	0.60%	0.55%
Non-interest bearing deposits	5,845,083	5,081,565
Other liabilities	393,377	394,943
Equity	2,771,768	2,427,751
Total liabilities and shareholders’ equity	$25,632,004	$23,328,834
Interest rate spread(5)(7)					3.24%	3.14%
Less: Fully tax-equivalent adjustment			(3,401)	(2,898)	(0.03)	(0.03)
Net free funds/contribution(6)	$7,054,844	$5,943,310			0.17	0.15
Net interest income/ margin(7) (GAAP)			$396,989	$346,779	3.38%	3.26%
Fully tax-equivalent adjustment			3,401	2,898	0.03	0.03
Net interest income/ margin - FTE (7)			$400,390	$349,677	3.41%	3.29%

(1)	Includes interest-bearing deposits from banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and investment securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for six months ended June 30, 2017 and 2016 were $3.4 million and $2.9 million respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the first six months of 2017 net interest income totaled $397.0 million, an increase of $50.2 million as compared to the first six months of 2016. Net interest margin was 3.38% (3.41% on a fully tax-equivalent basis) for the first six months of 2017 compared to 3.26% (3.29% on a fully tax-equivalent basis) for the first six months of 2016.

Interest Rate Sensitivity

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario at June 30, 2017, March 31, 2017 and June 30, 2016 is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
June 30, 2017	19.3%	10.4%	(13.5)%
March 31, 2017	17.7%	9.3%	(13.2)%
June 30, 2016	16.9%	8.9%	(8.9)%

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
June 30, 2017	7.8%	4.0%	(4.6)%
March 31, 2017	7.3%	3.9%	(4.8)%
June 30, 2016	7.0%	3.5%	(3.7)%

These results indicate that the Company has positioned its balance sheet to benefit from a rise in interest rates. This analysis also indicates that the Company would benefit to a greater magnitude should a rise in interest rates be significant (i.e., 200 basis points) and immediate (Static Shock Scenario).

Maturities and Sensitivities of Loans to Changes in Interest Rates

The following table classifies the loan portfolio, excluding covered loans, at June 30, 2017 by date at which the loans reprice or mature, and the type of rate exposure:

As of June 30, 2017	One year or less	From one to five years	Over five years
(Dollars in thousands)				Total
Commercial
Fixed rate	$155,364	$703,707	$470,295	$1,329,366
Variable rate	5,067,733	7,288	1,902	5,076,923
Total commercial	$5,223,097	$710,995	$472,197	$6,406,289
Commercial real estate
Fixed rate	404,454	1,735,009	252,118	2,391,581
Variable rate	3,978,265	31,068	1,580	4,010,913
Total commercial real estate	$4,382,719	$1,766,077	$253,698	$6,402,494
Home Equity
Fixed rate	5,962	4,657	63,208	73,827
Variable rate	611,581	4,075	—	615,656
Total home equity	$617,543	$8,732	$63,208	$689,483
Residential real estate
Fixed rate	40,593	38,946	145,978	225,517
Variable rate	54,493	180,457	302,343	537,293
Total residential real estate	$95,086	$219,403	$448,321	$762,810
Premium finance receivables - commercial
Fixed rate	2,560,924	87,462	—	2,648,386
Variable rate	—	—	—	—
Total premium finance receivables - commercial	$2,560,924	$87,462	$—	$2,648,386
Premium finance receivables - life insurance
Fixed rate	17,174	34,370	1,370	52,914
Variable rate	3,666,129	—	—	3,666,129
Total premium finance receivables - life insurance	$3,683,303	$34,370	$1,370	$3,719,043
Consumer and other
Fixed rate	54,315	13,124	3,536	70,975
Variable rate	43,852	—	—	43,852
Total consumer and other	$98,167	$13,124	$3,536	$114,827
Total per category
Fixed rate	3,238,786	2,617,275	936,505	6,792,566
Variable rate	13,422,053	222,888	305,825	13,950,766
Total loans, net of unearned income, excluding covered loans	$16,660,839	$2,840,163	$1,242,330	$20,743,332
Variable Rate Loan Pricing by Index:
Prime	$2,957,739
One- month LIBOR	6,514,657
Three- month LIBOR	500,408
Twelve- month LIBOR	3,525,934
Other	452,028
Total variable rate	$13,950,766

1M LIBOR
3M LIBOR
12M LIBOR
PRIME
LIBOR
PRIME
2.30
2.10
1.90
1.70
1.50
1.30
1.10
0.90
0.70
0.50
0.30
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
6/30/2016
7/31/2016
8/31/2016
9/30/2016
10/31/2016
11/30/2016
12/31/2016
1/31/2017
2/28/2017
3/31/2017
4/30/2017
5/31/2017
6/30/2017

	6/30/2016	7/31/2016	8/31/2016	9/30/2016	10/31/2016	11/30/2016	12/31/2016	1/31/2017	2/28/2017	3/31/2017	4/30/2017	5/31/2017	6/30/2017
1M Libor	0.47	0.50	0.52	0.53	0.53	0.62	0.77	0.78	0.79	0.98	1.00	1.06	1.22
3M Libor	0.65	0.76	0.84	0.85	0.88	0.93	1.00	1.03	1.06	1.15	1.17	1.21	1.30
12M Libor	1.23	1.43	1.56	1.55	1.58	1.64	1.69	1.71	1.76	1.80	1.77	1.72	1.74
Prime	3.50	3.50	3.50	3.50	3.50	3.50	3.75	3.75	3.75	4.00	4.00	4.00	4.25

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to LIBOR indices which, as shown in the table above, do not simulate the same increases as the prime rate or the federal funds rate when the Federal Reserve raises interest rates.  Specifically, the Company has $6.5 billion of variable rate loans tied to one-month LIBOR and $3.5 billion of variable rate loans tied to twelve-month LIBOR. The above chart shows that the Federal Reserve raised interest rates by 25 bps in the fourth quarter of 2016, and the first and second quarters of 2017, and during those periods one-month LIBOR increased by 24 bps, 21 bps and 24 bps respectively, while twelve-month LIBOR increased by 14 bps and 11 bps and then decreased by 6 bps in the most recent period.  As a result of longer term rates remaining relatively flat in recent months, the Company’s repricing benefit on variable rates loans tied to twelve-month LIBOR has been limited.

NON-INTEREST INCOME

The following table presents non-interest income by category for the periods presented:

	Three Months Ended
	June 30,	March 31,	June 30,	Q2 2017 compared to Q1 2017		Q2 2017 compared to Q2 2016
(Dollars in thousands)	2017	2017	2016	$ Change	% Change	$ Change	% Change
Brokerage	$5,449	$6,220	$6,302	$(771)	(12)%	$(853)	(14)%
Trust and asset management	14,456	13,928	12,550	528	4	1,906	15
Total wealth management	19,905	20,148	18,852	(243)	(1)	1,053	6
Mortgage banking	35,939	21,938	36,807	14,001	64	(868)	(2)
Service charges on deposit accounts	8,696	8,265	7,726	431	5	970	13
Gains (losses) on investment securities, net	47	(55)	1,440	102	NM	(1,393)	(97)
Fees from covered call options	890	759	4,649	131	17	(3,759)	(81)
Trading losses, net	(420)	(320)	(316)	(100)	(31)	(104)	33
Operating lease income, net	6,805	5,782	4,005	1,023	18	2,800	70
Other:
Interest rate swap fees	2,221	1,433	1,835	788	55	386	21
BOLI	888	985	1,257	(97)	(10)	(369)	(29)
Administrative services	986	1,024	1,074	(38)	(4)	(88)	(8)
Early pay-offs of leases	10	1,211	—	(1,201)	(99)	10	NM
Miscellaneous	14,005	7,595	7,470	6,410	84	6,535	87
Total Other	18,110	12,248	11,636	5,862	48	6,474	56
Total Non-Interest Income	$89,972	$68,765	$84,799	$21,207	31%	$5,173	6%
NM - Not Meaningful

	Six Months Ended
	June 30,	June 30,	$	%
(Dollars in thousands)	2017	2016	Change	Change
Brokerage	$11,669	$12,359	$(690)	(6)%
Trust and asset management	28,384	24,813	3,571	14
Total wealth management	40,053	37,172	2,881	8
Mortgage banking	57,877	58,542	(665)	(1)
Service charges on deposit accounts	16,961	15,132	1,829	12
(Losses) gains on investment securities, net	(8)	2,765	(2,773)	NM
Fees from covered call options	1,649	6,361	(4,712)	(74)
Trading losses, net	(740)	(484)	(256)	53
Operating lease income, net	12,587	6,811	5,776	85
Other:
Interest rate swap fees	3,654	6,273	(2,619)	(42)
BOLI	1,873	1,729	144	8
Administrative services	2,010	2,143	(133)	(6)
Gain on extinguishment of debt	—	4,305	(4,305)	NM
Early pay-offs of leases	1,221	—	1,221	NM
Miscellaneous	21,600	12,802	8,798	69
Total Other	30,358	27,252	3,106	11
Total Non-Interest Income	$158,737	$153,551	$5,186	3%
NM - Not Meaningful

Notable contributions to the change in non-interest income are as follows:

The decrease in wealth management revenue during the current period as compared to the first quarter of 2017 resulted from lower customer trading activity in the current quarter. The increase in wealth management revenue during the current period as compared to the second quarter of 2016 is primarily attributable to growth in assets under management due to new customers. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors and the brokerage commissions, managed money fees and insurance product commissions at Wayne Hummer Investments.

The increase in mortgage banking revenue in the current quarter as compared to the first quarter of 2017 resulted primarily from higher origination volumes in the current quarter. Mortgage loans originated or purchased for sale increased during the current quarter, totaling $1.1 billion in the second quarter of 2017 as compared to $722.5 million in the first quarter of 2017 and $1.2 billion in the second quarter of 2016. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market. Mortgage revenue is also impacted by changes in the fair value of mortgage servicing rights ("MSRs") as the Company does not hedge this change in fair value. The Company typically originates mortgage loans held-for-sale with associated MSRs either retained or released. The Company records MSRs at fair value on a recurring basis. The table below presents additional selected information regarding mortgage banking revenue for the respective periods.

	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Retail originations	$963,396	624,971	$1,135,082	$1,588,367	$1,840,072
Correspondent originations	170,862	97,496	77,160	268,358	108,818
Total originations (A)	$1,134,258	722,467	$1,212,242	$1,856,725	$1,948,890

Purchases as a percentage of originations	84%	66%	65%	77%	62%
Refinances as a percentage of originations	16	34	35	23	38
Total	100%	100%	100%	100%	100%

Production revenue (B) (1)	$28,140	$17,677	$32,221	$45,817	$52,151
Production margin (B / A)	2.48%	2.45%	2.66%	2.47%	2.68%

Loans serviced for others (C)	$2,303,435	$1,972,592	$1,250,062
MSRs, at fair value (D)	27,307	21,596	13,382
Percentage of mortgage servicing rights to loans serviced for others (D / C)	1.19%	1.09%	1.07%

(1)
Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation.

The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio by using fees generated from these options to compensate for net interest margin compression. These option transactions are designed to mitigate overall interest rate risk and do not qualify as hedges pursuant to accounting guidance. Fees from covered call options decreased in the current quarter compared to the second quarter of 2016, primarily as a result of selling call options against a smaller value of underlying securities resulting in lower premiums received by the Company. There were no outstanding call option contracts at June 30, 2017, March 31, 2017 or June 30, 2016.

The increase in operating lease income in the current quarter compared to the prior period quarters is primarily related to growth in business from the Company's leasing divisions during the second quarter of 2017.

The increase in other non-interest income in the current quarter as compared to the first quarter of 2017 is primarily due to a reduction in the estimated FDIC indemnification liability of $4.9 million and higher interest rate swap fees, partially offset by lower gains on early pay-offs of leases.

NON-INTEREST EXPENSE

The following table presents non-interest expense by category for the periods presented:

	Three Months Ended
	June 30,	March 31,	June 30,	Q2 2017 compared to Q1 2017		Q2 2017 compared to Q2 2016
(Dollars in thousands)	2017	2017	2016	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$55,215	$55,008	$52,924	$207	—%	$2,291	4%
Commissions and incentive compensation	34,050	26,643	32,531	7,407	28	1,519	5
Benefits	17,237	17,665	15,439	(428)	(2)	1,798	12
Total salaries and employee benefits	106,502	99,316	100,894	7,186	7	5,608	6
Equipment	9,909	9,002	9,307	907	10	602	6
Operating lease equipment depreciation	5,662	4,636	3,385	1,026	22	2,277	67
Occupancy, net	12,586	13,101	11,943	(515)	(4)	643	5
Data processing	7,804	7,925	7,138	(121)	(2)	666	9
Advertising and marketing	8,726	5,150	6,941	3,576	69	1,785	26
Professional fees	7,510	4,660	5,419	2,850	61	2,091	39
Amortization of other intangible assets	1,141	1,164	1,248	(23)	(2)	(107)	(9)
FDIC insurance	3,874	4,156	4,040	(282)	(7)	(166)	(4)
OREO expense, net	739	1,665	1,348	(926)	(56)	(609)	(45)
Other:
Commissions - 3rd party brokers	1,033	1,098	1,324	(65)	(6)	(291)	(22)
Postage	2,080	1,442	2,038	638	44	42	2
Miscellaneous	15,978	14,803	15,944	1,175	8	34	—
Total other	19,091	17,343	19,306	1,748	10	(215)	(1)
Total Non-Interest Expense	$183,544	$168,118	$170,969	$15,426	9%	$12,575	7%
NM - Not Meaningful

	Six Months Ended
	June 30,	June 30,	$	%
(Dollars in thousands)	2017	2016	Change	Change
Salaries and employee benefits:
Salaries	$110,223	$103,206	$7,017	7%
Commissions and incentive compensation	60,693	58,906	1,787	3
Benefits	34,902	34,593	309	1
Total salaries and employee benefits	205,818	196,705	9,113	5
Equipment	18,911	18,074	837	5
Operating lease equipment depreciation	10,298	5,435	4,863	89
Occupancy, net	25,687	23,891	1,796	8
Data processing	15,729	13,657	2,072	15
Advertising and marketing	13,876	10,720	3,156	29
Professional fees	12,170	9,478	2,692	28
Amortization of other intangible assets	2,305	2,546	(241)	(9)
FDIC insurance	8,030	7,653	377	5
OREO expense, net	2,404	1,908	496	26
Other:
Commissions - 3rd party brokers	2,131	2,634	(503)	(19)
Postage	3,522	3,340	182	5
Miscellaneous	30,781	28,658	2,123	7
Total other	36,434	34,632	1,802	5
Total Non-Interest Expense	$351,662	$324,699	$26,963	8%
NM - Not Meaningful

Notable contributions to the change in non-interest expense are as follows:

Salaries and employee benefits expense increased in the current quarter compared to the first quarter of 2017 primarily as a result of higher incentive compensation on variable pay based arrangements (including mortgage banking commissions), partially offset by lower benefits.

The increase in operating lease equipment depreciation in the current quarter compared to the prior period quarters is primarily related to growth in business from the Company's leasing divisions during the second quarter of 2017.

The increase in advertising and marketing expenses during the current quarter compared to the first quarter of 2017 is primarily related to the higher expenses for community advertisements and sponsorships and printing costs. Marketing costs are incurred to promote the Company's brand, commercial banking capabilities, the Company's various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the company's non-bank businesses. The level of marketing expenditures depends on the timing of sponsorship programs and type of marketing programs utilized which are determined based on the market area, targeted audience, competition and various other factors.

The increase in professional fees during the current quarter compared to the first quarter of 2017 is primarily related to legal and consulting fees. Professional fees include legal, audit and tax fees, external loan review costs, consulting arrangements and normal regulatory exam assessments.

The increase in miscellaneous expenses during the current quarter compared to the first quarter of 2017 is primarily a result of higher travel and entertainment expenses. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors' fees, telephone, travel and entertainment, corporate insurance, dues and subscriptions, problem loan expenses, operating losses and lending origination costs that are not deferred.

INCOME TAXES

The Company recorded income tax expense of $37.0 million in the second quarter of 2017 compared to $29.6 million in the first quarter of 2017 and $29.9 million in the second quarter of 2016. The effective tax rates were 36.34% in second quarter of 2017, 33.67% in the first quarter of 2017 and 37.43% in the second quarter of 2016. The lower effective tax rate in the first quarter of 2017 was primarily a result of recording $3.4 million of excess tax benefits related to the adoption of new accounting rules over income taxes attributed to share-based compensation that became effective on January 1, 2017. These excess tax benefits are expected to be higher in the first quarter when the majority of the Company's share-based awards vest, and will fluctuate throughout the year based on the Company's stock price and timing of employee stock option exercises and vesting of other share-based awards.

ASSET QUALITY

Allowance for Credit Losses, excluding covered loans

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2017	2016
Allowance for loan losses at beginning of period	$125,819	$122,291	$110,171	$122,291	$105,400
Provision for credit losses	8,952	5,316	9,269	14,268	17,692
Other adjustments	(30)	(56)	(134)	(86)	(212)
Reclassification (to) from allowance for unfunded lending-related commitments	106	(138)	(40)	(32)	(121)
Charge-offs:
Commercial	913	641	721	1,554	1,392
Commercial real estate	1,985	261	502	2,246	1,173
Home equity	1,631	625	2,046	2,256	3,098
Residential real estate	146	329	693	475	1,186
Premium finance receivables - commercial	1,878	1,427	1,911	3,305	4,391
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	175	134	224	309	331
Total charge-offs	6,728	3,417	6,097	10,145	11,571
Recoveries:
Commercial	561	273	121	834	750
Commercial real estate	276	554	296	830	665
Home equity	144	65	71	209	119
Residential real estate	54	178	31	232	143
Premium finance receivables - commercial	404	612	633	1,016	1,420
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	33	141	35	174	71
Total recoveries	1,472	1,823	1,187	3,295	3,168
Net charge-offs	(5,256)	(1,594)	(4,910)	(6,850)	(8,403)
Allowance for loan losses at period end	$129,591	$125,819	$114,356	$129,591	$114,356
Allowance for unfunded lending-related commitments at period end	1,705	1,811	1,070	1,705	1,070
Allowance for credit losses at period end	$131,296	$127,630	$115,426	$131,296	$115,426
Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.02%	0.03%	0.05%	0.02%	0.03%
Commercial real estate	0.11	(0.02)	0.01	0.05	0.02
Home equity	0.85	0.32	1.03	0.58	0.77
Residential real estate	0.03	0.06	0.26	0.05	0.22
Premium finance receivables - commercial	0.23	0.13	0.21	0.19	0.25
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	0.45	(0.02)	0.57	0.22	0.38
Total loans, net of unearned income, excluding covered loans	0.10%	0.03%	0.11%	0.07%	0.09%
Net charge-offs as a percentage of the provision for credit losses	58.71%	29.98%	52.97%	48.01%	47.50%
Loans at period-end, excluding covered loans	$20,743,332	$19,931,058	$18,174,655
Allowance for loan losses as a percentage of loans at period end	0.62%	0.63%	0.63%
Allowance for credit losses as a percentage of loans at period end	0.63%	0.64%	0.64%

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).

Net charge-offs as a percentage of loans, excluding covered loans, for the second quarter of 2017 totaled ten basis points on an annualized basis compared to three basis points on an annualized basis in the first quarter of 2017 and eleven basis points on an annualized basis in the second quarter of 2016. Net charge-offs totaled $5.3 million in the second quarter of 2017, a $3.7 million increase from $1.6 million in the first quarter of 2017 and a $346,000 increase from $4.9 million in the second quarter of 2016. The provision for credit losses, excluding the provision for covered loan losses, totaled $9.0 million for the second quarter of 2017 compared to $5.3 million for the first quarter of 2017 and $9.3 million for the second quarter of 2016.

Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances, however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans and other factors.

The Company also provides a provision for covered loan losses on covered loans and maintains an allowance for covered loan losses on covered loans.

The following table presents the provision for credit losses and allowance for credit losses by component for the periods presented, including covered loans:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2017	2016
Provision for loan losses	$9,058	$5,178	$9,229	$14,236	$17,571
Provision for unfunded lending-related commitments	(106)	138	40	32	121
Provision for covered loan losses	(61)	(107)	(140)	(168)	(529)
Provision for credit losses	$8,891	$5,209	$9,129	$14,100	$17,163

			Period End
			June 30,	March 31,	June 30,
			2017	2017	2016
Allowance for loan losses			$129,591	$125,819	$114,356
Allowance for unfunded lending-related commitments			1,705	1,811	1,070
Allowance for covered loan losses			1,074	1,319	2,412
Allowance for credit losses			$132,370	$128,949	$117,838

The tables below summarize the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio, excluding covered loans, as of June 30, 2017 and March 31, 2017.

	As of June 30, 2017
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$3,562,482	$32,496	0.91%
Asset-based lending	869,031	8,004	0.92
Tax exempt	357,872	2,638	0.74
Leases	355,383	1,150	0.32
Commercial real estate:(1)
Residential construction	41,640	892	2.14
Commercial construction	667,269	8,295	1.24
Land	107,506	3,594	3.34
Office	838,897	5,729	0.68
Industrial	748,142	5,188	0.69
Retail	878,908	5,952	0.68
Multi-family	780,360	8,207	1.05
Mixed use and other	1,904,331	14,225	0.75
Home equity(1)	627,178	11,134	1.78
Residential real estate(1)	724,161	6,063	0.84
Total core loan portfolio	$12,463,160	$113,567	0.91%
Commercial:
Franchise	$622,301	$5,222	0.84%
Mortgage warehouse lines of credit	234,643	1,719	0.73
Community Advantage - homeowner associations	145,494	364	0.25
Aircraft	3,156	17	0.54
Purchased non-covered commercial loans (2)	255,927	748	0.29
Commercial real estate:
Purchased non-covered commercial real estate (2)	435,441	257	0.06
Purchased non-covered home equity (2)	62,305	—	—
Purchased non-covered residential real estate (2)	38,649	80	0.21
Premium finance receivables
U.S. commercial insurance loans	2,342,428	4,526	0.19
Canada commercial insurance loans (2)	305,958	483	0.16
Life insurance loans (1)	3,492,709	1,343	0.04
Purchased life insurance loans (2)	226,334	—	—
Consumer and other (1)	112,337	1,264	1.13
Purchased non-covered consumer and other (2)	2,490	1	0.04
Total consumer, niche and purchased loan portfolio	$8,280,172	$16,024	0.19%
Total loans, net of unearned income, excluding covered loans	$20,743,332	$129,591	0.62%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of March 31, 2017
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$3,396,191	$29,088	0.86%
Asset-based lending	875,403	7,262	0.83
Tax exempt	315,487	2,206	0.70
Leases	318,943	1,132	0.35
Commercial real estate:(1)
Residential construction	46,956	1,091	2.32
Commercial construction	607,507	6,817	1.12
Land	100,056	3,655	3.65
Office	817,239	5,810	0.71
Industrial	742,844	6,711	0.90
Retail	863,804	5,963	0.69
Multi-family	765,933	8,082	1.06
Mixed use and other	1,835,745	14,302	0.78
Home equity(1)	639,399	12,194	1.91
Residential real estate(1)	678,978	5,461	0.80
Total core loan portfolio	$12,004,485	$109,774	0.91%
Commercial:
Franchise	$560,532	$4,595	0.82%
Mortgage warehouse lines of credit	154,180	1,178	0.76
Community Advantage - homeowner associations	145,233	363	0.25
Aircraft	3,250	17	0.52
Purchased non-covered commercial loans (2)	312,270	741	0.24
Commercial real estate:
Purchased non-covered commercial real estate (2)	481,598	202	0.04
Purchased non-covered home equity (2)	68,859	9	0.01
Purchased non-covered residential real estate (2)	41,630	69	0.17
Premium finance receivables
U.S. commercial insurance loans	2,167,524	5,389	0.25
Canada commercial insurance loans (2)	279,422	572	0.20
Life insurance loans (1)	3,352,857	1,598	0.05
Purchased life insurance loans (2)	240,706	—	—
Consumer and other (1)	115,710	1,310	1.13
Purchased non-covered consumer and other (2)	2,802	2	0.07
Total consumer, niche and purchased loan portfolio	$7,926,573	$16,045	0.20%
Total loans, net of unearned income, excluding covered loans	$19,931,058	$125,819	0.63%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

In addition to the $129.6 million of allowance for loan losses, there is $6.7 million of non-accretable credit discount on purchased loans reported in accordance with ASC 310-30, excluding covered loans, that is available to absorb credit losses.

As part of the regular quarterly review performed by management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the preceding tables as of June 30, 2017 and March 31, 2017.

The increase in the allowance for loan losses to core loans in the second quarter of 2017 compared to the first quarter of 2017 was primarily attributable to $458.7 million core loan portfolio growth.

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date. In accordance with accounting guidance, credit deterioration on purchased loans is recorded as a credit discount at the time of purchase instead of as an increase to the allowance for loan losses.

The tables below show the aging of the Company’s loan portfolio at June 30, 2017 and March 31, 2017:

		90+ days	60-89	30-59
As of June 30, 2017		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial (1)	$10,191	$1,572	$7,062	$22,372	$6,365,092	$6,406,289
Commercial real estate (1)	16,980	8,768	1,642	42,049	6,333,055	6,402,494
Home equity	9,482	—	855	2,858	676,288	689,483
Residential real estate (1)	14,292	775	1,273	300	746,170	762,810
Premium finance receivables - commercial	10,456	5,922	4,951	11,713	2,615,344	2,648,386
Premium finance receivables - life insurance (1)	—	1,046	—	16,977	3,701,020	3,719,043
Consumer and other (1)	439	125	331	515	113,417	114,827
Total loans, net of unearned income, excluding covered loans	$61,840	$18,208	$16,114	$96,784	$20,550,386	$20,743,332
Covered loans	1,961	2,504	113	598	44,943	50,119
Total loans, net of unearned income	$63,801	$20,712	$16,227	$97,382	$20,595,329	$20,793,451

As of June 30, 2017 Aging as a % of Loan Balance	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial (1)	0.2%	—%	0.1%	0.3%	99.4%	100.0%
Commercial real estate (1)	0.3	0.1	—	0.7	98.9	100.0
Home equity	1.4	—	0.1	0.4	98.1	100.0
Residential real estate (1)	1.9	0.1	0.2	—	97.8	100.0
Premium finance receivables - commercial	0.4	0.2	0.2	0.4	98.8	100.0
Premium finance receivables - life insurance (1)	—	—	—	0.5	99.5	100.0
Consumer and other (1)	0.4	0.1	0.3	0.4	98.8	100.0
Total loans, net of unearned income, excluding covered loans	0.3%	0.1%	0.1%	0.5%	99.0%	100.0%
Covered loans	3.9	5.0	0.2	1.2	89.7	100.0
Total loans, net of unearned income	0.3%	0.1%	0.1%	0.5%	99.0%	100.0%

(1)
Including PCI loans. PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

		90+ days	60-89	30-59
As of March 31, 2017		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial (1)	$14,307	$1,468	$19	$39,440	$6,026,255	$6,081,489
Commercial real estate (1)	20,809	12,559	5,426	56,712	6,166,176	6,261,682
Home equity	11,722	—	430	4,884	691,222	708,258
Residential real estate (1)	11,943	900	3,410	5,262	699,093	720,608
Premium finance receivables - commercial	12,629	4,991	6,383	23,775	2,399,168	2,446,946
Premium finance receivables - life insurance (1)	—	2,024	2,535	32,208	3,556,796	3,593,563
Consumer and other (1)	350	167	323	543	117,129	118,512
Total loans, net of unearned income, excluding covered loans	$71,760	$22,109	$18,526	$162,824	$19,655,839	$19,931,058
Covered loans	1,592	2,808	268	1,570	46,121	52,359
Total loans, net of unearned income	$73,352	$24,917	$18,794	$164,394	$19,701,960	$19,983,417

As of March 31, 2017 Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial (1)	0.2%	—%	—%	0.6%	99.2%	100.0%
Commercial real estate (1)	0.3	0.2	0.1	0.9	98.5	100.0
Home equity	1.7	—	0.1	0.7	97.5	100.0
Residential real estate (1)	1.7	0.1	0.5	0.7	97.0	100.0
Premium finance receivables - commercial	0.5	0.2	0.3	1.0	98.0	100.0
Premium finance receivables - life insurance (1)	—	0.1	0.1	0.9	98.9	100.0
Consumer and other (1)	0.3	0.1	0.3	0.5	98.8	100.0
Total loans, net of unearned income, excluding covered loans	0.4%	0.1%	0.1%	0.8%	98.6%	100.0%
Covered loans	3.0	5.4	0.5	3.0	88.1	100.0
Total loans, net of unearned income	0.4%	0.1%	0.1%	0.8%	98.6%	100.0%

(1)
Including PCI loans. PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

As of June 30, 2017, $16.1 million of all loans, excluding covered loans, or 0.1%, were 60 to 89 days past due and $96.8 million, or 0.5%, were 30 to 59 days (or one payment) past due. As of March 31, 2017, $18.5 million of all loans, excluding covered loans, or 0.1%, were 60 to 89 days past due and $162.8 million, or 0.8%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.

The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at June 30, 2017 that are current with regard to the contractual terms of the loan agreement represent 98.1% of the total home equity portfolio. Residential real estate loans at June 30, 2017 that are current with regards to the contractual terms of the loan agreements comprise 97.8% of total residential real estate loans outstanding.

Non-performing Assets, excluding covered assets

The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and non-covered PCI loans, at the dates indicated.

	June 30,	March 31,	June 30,
(Dollars in thousands)	2017	2017	2016
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$100	$235
Commercial real estate	—	—	—
Home equity	—	—	—
Residential real estate	179	—	—
Premium finance receivables - commercial	5,922	4,991	10,558
Premium finance receivables - life insurance	1,046	2,024	—
Consumer and other	63	104	163
Total loans past due greater than 90 days and still accruing	7,210	7,219	10,956
Non-accrual loans (2):
Commercial	10,191	14,307	16,801
Commercial real estate	16,980	20,809	24,415
Home equity	9,482	11,722	8,562
Residential real estate	14,292	11,943	12,413
Premium finance receivables - commercial	10,456	12,629	14,497
Premium finance receivables - life insurance	—	—	—
Consumer and other	439	350	475
Total non-accrual loans	61,840	71,760	77,163
Total non-performing loans:
Commercial	10,191	14,407	17,036
Commercial real estate	16,980	20,809	24,415
Home equity	9,482	11,722	8,562
Residential real estate	14,471	11,943	12,413
Premium finance receivables - commercial	16,378	17,620	25,055
Premium finance receivables - life insurance	1,046	2,024	—
Consumer and other	502	454	638
Total non-performing loans	$69,050	$78,979	$88,119
Other real estate owned	16,853	17,090	22,154
Other real estate owned - from acquisitions	22,508	22,774	15,909
Other repossessed assets	532	544	420
Total non-performing assets	$108,943	$119,387	$126,602
TDRs performing under the contractual terms of the loan agreement	$28,008	$28,392	$33,310
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.16%	0.24%	0.33%
Commercial real estate	0.27	0.33	0.42
Home equity	1.38	1.66	1.13
Residential real estate	1.90	1.66	1.90
Premium finance receivables - commercial	0.62	0.72	1.01
Premium finance receivables - life insurance	0.03	0.06	—
Consumer and other	0.44	0.38	0.50
Total loans, net of unearned income	0.33%	0.40%	0.48%
Total non-performing assets as a percentage of total assets	0.40%	0.46%	0.52%
Allowance for loan losses as a percentage of total non-performing loans	187.68%	159.31%	129.78%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)	Non-accrual loans included TDRs totaling $5.1 million, $11.3 million and $16.3 million as of June 30, 2017, March 31, 2017 and June 30, 2016, respectively.

The ratio of non-performing assets to total assets was 0.40% as of June 30, 2017, compared to 0.46% at March 31, 2017, and 0.52% at June 30, 2016. Non-performing assets, excluding covered assets and non-covered PCI loans, totaled $108.9 million at June 30, 2017, compared to $119.4 million at March 31, 2017 and $126.6 million at June 30, 2016. Non-performing loans, excluding covered loans and non-covered PCI loans, totaled $69.1 million, or 0.33% of total loans, at June 30, 2017 compared to $79.0 million, or 0.40% of total loans, at March 31, 2017 and $88.1 million, or 0.48% of total loans, at June 30, 2016. The decrease in non-performing loans, excluding covered loans and non-covered PCI loans, compared to March 31, 2017 is primarily the result of a $4.2 million decrease in the commercial portfolio and a $3.8 million decrease in the commercial real estate portfolio. OREO, excluding covered OREO, of $39.4 million at June 30, 2017 decreased $503,000 compared to $39.9 million at March 31, 2017 and increased $1.3 million compared to $38.1 million at June 30, 2016.

Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected upon the ultimate resolution of these credits.

Nonperforming Loans Rollforward

The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans, for the periods presented:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2017	2016
Balance at beginning of period	$78,979	$87,454	$89,499	$87,454	$84,057
Additions, net	10,888	8,609	10,351	19,497	22,517
Return to performing status	(975)	(1,592)	(873)	(2,567)	(2,879)
Payments received	(10,684)	(5,614)	(4,810)	(16,298)	(8,118)
Transfer to OREO and other repossessed assets	(2,543)	(1,661)	(1,818)	(4,204)	(3,898)
Charge-offs	(4,344)	(1,280)	(2,943)	(5,624)	(3,476)
Net change for niche loans (1)	(2,271)	(6,937)	(1,287)	(9,208)	(84)
Balance at end of period	$69,050	$78,979	$88,119	$69,050	$88,119

(1)	This includes activity for premium finance receivables and indirect consumer loans.

TDRs

The table below presents a summary of TDRs as of the respective date, presented by loan category and accrual status:

	June 30,	March 31,	June 30,
(Dollars in thousands)	2017	2017	2016
Accruing TDRs:
Commercial	$3,886	$4,607	$3,931
Commercial real estate	17,349	18,923	24,450
Residential real estate and other	6,773	4,862	4,929
Total accrual	$28,008	$28,392	$33,310
Non-accrual TDRs: (1)
Commercial	$1,110	$1,424	$1,477
Commercial real estate	1,839	7,338	12,240
Residential real estate and other	2,134	2,515	2,608
Total non-accrual	$5,083	$11,277	$16,325
Total TDRs:
Commercial	$4,996	$6,031	$5,408
Commercial real estate	19,188	26,261	36,690
Residential real estate and other	8,907	7,377	7,537
Total TDRs	$33,091	$39,669	$49,635
Weighted-average contractual interest rate of TDRs	4.28%	4.37%	4.31%

(1)	Included in total non-performing loans.

Other Real Estate Owned

The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of June 30, 2017, March 31, 2017 and June 30, 2016, and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands)	2017	2017	2016
Balance at beginning of period	$39,864	$40,282	$41,002
Disposals/resolved	(4,270)	(2,644)	(6,591)
Transfers in at fair value, less costs to sell	3,965	2,268	1,309
Transfers in from covered OREO subsequent to loss share expiration	—	760	3,300
Additions from acquisition	—	—	—
Fair value adjustments	(198)	(802)	(957)
Balance at end of period	$39,361	$39,864	$38,063

	Period End
	June 30,	March 31,	June 30,
Balance by Property Type	2017	2017	2016
Residential real estate	$7,684	$7,597	$9,153
Residential real estate development	755	1,240	2,133
Commercial real estate	30,922	31,027	26,777
Total	$39,361	$39,864	$38,063

Items Impacting Comparative Financial Results:

Acquisitions

On February 14, 2017, the Company acquired certain assets and assumed certain liabilities of the mortgage banking business of Acquired American Homestead Mortgage, LLC ("AHM"), in a business combination. AHM is located in Montana's Flathead Valley and originated approximately $55 million of residential mortgage loans in 2016.

On November 18, 2016, the Company completed its acquisition of First Community Financial Corporation ("FCFC"). FCFC was the parent company of First Community Bank. Through this transaction, the Company acquired First Community Bank's two banking locations in Elgin, Illinois, approximately $187 million in assets and approximately $150 million in deposits.

On August 19, 2016, the Company, through its wholly-owned subsidiary Lake Forest Bank & Trust Company, completed its acquisition of approximately $561 million in select performing loans and related relationships from an affiliate of GE Capital Franchise Finance. The loans are to franchise operators (primarily quick service restaurant concepts) in the Midwest and in the Western portion of the United States.

On March 31, 2016, the Company completed its acquisition of Generations Bancorp. Inc. ("Generations"). Generations was the parent company of Foundations Bank ("Foundations"). Through this transaction, the Company acquired Foundations' banking location in Pewaukee, Wisconsin, approximately $134 million in assets and approximately $100 million in deposits.

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, Wintrust Bank in Chicago, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin.

The banks also operate facilities in Illinois in Algonquin, Aurora, Bloomingdale, Buffalo Grove, Cary, Clarendon Hills, Crete, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lynwood, Markham, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Oak Lawn, Orland Park, Palatine, Park Ridge, Prospect Heights, Ravinia, Riverside, Rogers Park, Roselle, Round Lake Beach, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale and in Albany, Burlington, Clinton, Darlington, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomenee Falls, Milwaukee, Monroe, Pewaukee, Sharon, Wales, Walworth and Wind Lake, Wisconsin and Dyer, Indiana.

Additionally, the Company operates various non-bank business units:

•	First Insurance Funding Corporation, one of the largest insurance premium finance companies operating in the United States, serves commercial and life insurance loan customers throughout the country.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.

•	Wintrust Asset Finance which offers direct leasing opportunities.
FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2016 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•	inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•
competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions, including those resulting from our loss-sharing arrangements with the FDIC;

•	any negative perception of the Company’s reputation or financial strength;

•	ability of the Company to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;

•
adverse effects on our information technology systems resulting from failures, human error or cyberattack, any of which could result in an information or security breach, the disclosure or misuse of confidential or proprietary information, significant legal and financial losses and reputational harm;

•	adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

•	increased costs as a result of protecting our customers from the impact of stolen debit card information;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the expenses and delayed returns inherent in opening new branches and de novo banks;

•	examinations and challenges by tax authorities;

•	changes in accounting standards, rules and interpretations and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	a decrease in the Company’s regulatory capital ratios, including as a result of further declines in the value of its loan portfolios, or otherwise;

•
legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those resulting from the Dodd-Frank Act;

•	a lowering of our credit rating;

•	changes in U.S. monetary policy;

•	uncertainty regarding future legislative and regulatory actions, which could be disruptive to our operations;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Act;

•	the impact of heightened capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.
Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY

The Company will hold a conference call at 10:00 a.m. (CT) Wednesday, July 19, 2017 regarding second quarter and year-to-date 2017 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #50312103. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s website at (http://www.wintrust.com), Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the second quarter and year-to-date 2017 earnings press release will be available on the home page of the Company’s website at (http://www.wintrust.com) and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Selected Financial Condition Data (at end of period):
Total assets	$26,929,265	$25,778,893	$25,668,553	$25,321,759	$24,420,616
Total loans, excluding loans held-for-sale and covered loans	20,743,332	19,931,058	19,703,172	19,101,261	18,174,655
Total deposits	22,605,692	21,730,441	21,658,632	21,147,655	20,041,750
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total shareholders’ equity	2,839,458	2,764,983	2,695,617	2,674,474	2,623,595
Selected Statements of Income Data:
Net interest income	204,409	192,580	190,778	184,636	175,270
Net revenue (1)	294,381	261,345	276,053	271,240	260,069
Net income	64,897	58,378	54,608	53,115	50,041
Net income per common share – Basic	$1.15	$1.05	$0.98	$0.96	$0.94
Net income per common share – Diluted	$1.11	$1.00	$0.94	$0.92	$0.90
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.41%	3.36%	3.21%	3.21%	3.24%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.43%	3.39%	3.23%	3.24%	3.27%
Non-interest income to average assets	1.39%	1.11%	1.32%	1.38%	1.44%
Non-interest expense to average assets	2.83%	2.70%	2.80%	2.82%	2.89%
Net overhead ratio (3)	1.44%	1.60%	1.48%	1.44%	1.46%
Return on average assets	1.00%	0.94%	0.85%	0.85%	0.85%
Return on average common equity	9.55%	8.93%	8.32%	8.20%	8.43%
Return on average tangible common equity (non-GAAP) (2)	12.02%	11.44%	10.68%	10.55%	11.12%
Average total assets	$26,050,949	$25,207,348	$25,611,060	$24,879,252	$23,754,755
Average total shareholders’ equity	2,800,905	2,739,050	2,689,876	2,651,684	2,465,732
Average loans to average deposits ratio (excluding loans held-for-sale, excluding covered loans)	94.1%	92.5%	89.6%	89.8%	92.4%
Average loans to average deposits ratio (excluding loans held-for-sale, including covered loans)	94.4	92.7	89.9	90.3	92.9
Common Share Data at end of period:
Market price per common share	$76.44	$69.12	$72.57	$55.57	$51.00
Book value per common share (2)	$48.73	$47.88	$47.12	$46.86	$45.96
Tangible common book value per share (2)	$39.40	$37.97	$37.08	$37.06	$36.12
Common shares outstanding	55,699,927	52,503,663	51,880,540	51,714,683	51,619,155
Other Data at end of period:(6)
Leverage Ratio(4)	9.2%	9.3%	8.9%	9.0%	9.2%
Tier 1 Capital to risk-weighted assets (4)	9.8%	10.0%	9.7%	9.8%	10.1%
Common equity Tier 1 capital to risk-weighted assets (4)	9.3%	8.9%	8.6%	8.7%	8.9%
Total capital to risk-weighted assets (4)	12.0%	12.2%	11.9%	12.1%	12.4%
Allowance for credit losses (5)	$131,296	$127,630	$123,964	$119,341	$115,426
Non-performing loans	69,050	78,979	87,454	83,128	88,119
Allowance for credit losses to total loans (5)	0.63%	0.64%	0.63%	0.62%	0.64%
Non-performing loans to total loans	0.33%	0.40%	0.44%	0.44%	0.48%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	153	155	155	152	153

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated. As of January 1, 2015 capital ratios are calculated under the requirements of Basel III.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2017	2017	2016	2016	2016
Assets
Cash and due from banks	$296,105	$214,102	$267,194	$242,825	$267,551
Federal funds sold and securities purchased under resale agreements	56	3,046	2,851	4,122	4,024
Interest bearing deposits with banks	1,011,635	1,007,468	980,457	816,104	693,269
Available-for-sale securities, at fair value	1,649,636	1,803,733	1,724,667	1,650,096	637,663
Held-to-maturity securities, at amortized cost	793,376	667,764	635,705	932,767	992,211
Trading account securities	1,987	714	1,989	1,092	3,613
Federal Home Loan Bank and Federal Reserve Bank stock	80,812	78,904	133,494	129,630	121,319
Brokerage customer receivables	23,281	23,171	25,181	25,511	26,866
Mortgage loans held-for-sale	382,837	288,964	418,374	559,634	554,256
Loans, net of unearned income, excluding covered loans	20,743,332	19,931,058	19,703,172	19,101,261	18,174,655
Covered loans	50,119	52,359	58,145	95,940	105,248
Total loans	20,793,451	19,983,417	19,761,317	19,197,201	18,279,903
Allowance for loan losses	(129,591)	(125,819)	(122,291)	(117,693)	(114,356)
Allowance for covered loan losses	(1,074)	(1,319)	(1,322)	(1,422)	(2,412)
Net loans	20,662,786	19,856,279	19,637,704	19,078,086	18,163,135
Premises and equipment, net	605,211	598,746	597,301	597,263	595,792
Lease investments, net	191,248	155,233	129,402	116,355	103,749
Accrued interest receivable and other assets	577,359	560,741	593,796	660,923	670,014
Trade date securities receivable	133,130	—	—	677	1,079,238
Goodwill	500,260	499,341	498,587	485,938	486,095
Other intangible assets	19,546	20,687	21,851	20,736	21,821
Total assets	$26,929,265	$25,778,893	$25,668,553	$25,321,759	$24,420,616
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$6,294,052	$5,790,579	$5,927,377	$5,711,042	$5,367,672
Interest bearing	16,311,640	15,939,862	15,731,255	15,436,613	14,674,078
Total deposits	22,605,692	21,730,441	21,658,632	21,147,655	20,041,750
Federal Home Loan Bank advances	318,270	227,585	153,831	419,632	588,055
Other borrowings	277,710	238,787	262,486	241,366	252,611
Subordinated notes	139,029	138,993	138,971	138,943	138,915
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Trade date securities payable	5,151	—	—	—	40,000
Accrued interest payable and other liabilities	490,389	424,538	505,450	446,123	482,124
Total liabilities	24,089,807	23,013,910	22,972,936	22,647,285	21,797,021
Shareholders’ Equity:
Preferred stock	125,000	251,257	251,257	251,257	251,257
Common stock	55,802	52,605	51,978	51,811	51,708
Surplus	1,511,080	1,381,886	1,365,781	1,356,759	1,350,751
Treasury stock	(4,884)	(4,884)	(4,589)	(4,522)	(4,145)
Retained earnings	1,198,997	1,143,943	1,096,518	1,051,748	1,008,464
Accumulated other comprehensive loss	(46,537)	(59,824)	(65,328)	(32,579)	(34,440)
Total shareholders’ equity	2,839,458	2,764,983	2,695,617	2,674,474	2,623,595
Total liabilities and shareholders’ equity	$26,929,265	$25,778,893	$25,668,553	$25,321,759	$24,420,616

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except per share data)	2017	2017	2016	2016	2016
Interest income
Interest and fees on loans	$212,709	$199,314	$199,155	$190,189	$178,530
Interest bearing deposits with banks	1,634	1,623	1,541	1,156	793
Federal funds sold and securities purchased under resale agreements	1	1	1	1	1
Investment securities	15,524	13,573	12,954	15,496	16,398
Trading account securities	4	11	32	18	14
Federal Home Loan Bank and Federal Reserve Bank stock	1,153	1,070	1,144	1,094	1,112
Brokerage customer receivables	156	167	186	195	216
Total interest income	231,181	215,759	215,013	208,149	197,064
Interest expense
Interest on deposits	18,471	16,270	16,413	15,621	13,594
Interest on Federal Home Loan Bank advances	2,933	1,590	2,439	2,577	2,984
Interest on other borrowings	1,149	1,139	1,074	1,137	1,086
Interest on subordinated notes	1,786	1,772	1,779	1,778	1,777
Interest on junior subordinated debentures	2,433	2,408	2,530	2,400	2,353
Total interest expense	26,772	23,179	24,235	23,513	21,794
Net interest income	204,409	192,580	190,778	184,636	175,270
Provision for credit losses	8,891	5,209	7,350	9,571	9,129
Net interest income after provision for credit losses	195,518	187,371	183,428	175,065	166,141
Non-interest income
Wealth management	19,905	20,148	19,512	19,334	18,852
Mortgage banking	35,939	21,938	35,489	34,712	36,807
Service charges on deposit accounts	8,696	8,265	8,054	8,024	7,726
Gains (losses) on investment securities, net	47	(55)	1,575	3,305	1,440
Fees from covered call options	890	759	1,476	3,633	4,649
Trading (losses) gains, net	(420)	(320)	1,007	(432)	(316)
Operating lease income, net	6,805	5,782	5,171	4,459	4,005
Other	18,110	12,248	12,991	13,569	11,636
Total non-interest income	89,972	68,765	85,275	86,604	84,799
Non-interest expense
Salaries and employee benefits	106,502	99,316	104,735	103,718	100,894
Equipment	9,909	9,002	9,532	9,449	9,307
Operating lease equipment depreciation	5,662	4,636	4,219	3,605	3,385
Occupancy, net	12,586	13,101	14,254	12,767	11,943
Data processing	7,804	7,925	7,687	7,432	7,138
Advertising and marketing	8,726	5,150	6,691	7,365	6,941
Professional fees	7,510	4,660	5,425	5,508	5,419
Amortization of other intangible assets	1,141	1,164	1,158	1,085	1,248
FDIC insurance	3,874	4,156	4,726	3,686	4,040
OREO expense, net	739	1,665	1,843	1,436	1,348
Other	19,091	17,343	20,101	20,564	19,306
Total non-interest expense	183,544	168,118	180,371	176,615	170,969
Income before taxes	101,946	88,018	88,332	85,054	79,971
Income tax expense	37,049	29,640	33,724	31,939	29,930
Net income	$64,897	$58,378	$54,608	$53,115	$50,041
Preferred stock dividends	2,050	3,628	3,629	3,628	3,628
Net income applicable to common shares	$62,847	$54,750	$50,979	$49,487	$46,413
Net income per common share - Basic	$1.15	$1.05	$0.98	$0.96	$0.94
Net income per common share - Diluted	$1.11	$1.00	$0.94	$0.92	$0.90
Cash dividends declared per common share	$0.14	$0.14	$0.12	$0.12	$0.12
Weighted average common shares outstanding	54,775	52,267	51,812	51,679	49,140
Dilutive potential common shares	1,812	4,160	4,152	4,047	3,965
Average common shares and dilutive common shares	56,587	56,427	55,964	55,726	53,105

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016
Balance:
Commercial	$6,406,289	$6,081,489	$6,005,422	$5,951,544	$5,144,533
Commercial real estate	6,402,494	6,261,682	6,196,087	5,908,684	5,848,334
Home equity	689,483	708,258	725,793	742,868	760,904
Residential real estate	762,810	720,608	705,221	663,598	653,664
Premium finance receivables - commercial	2,648,386	2,446,946	2,478,581	2,430,233	2,478,280
Premium finance receivables - life insurance	3,719,043	3,593,563	3,470,027	3,283,359	3,161,562
Consumer and other	114,827	118,512	122,041	120,975	127,378
Total loans, net of unearned income, excluding covered loans	$20,743,332	$19,931,058	$19,703,172	$19,101,261	$18,174,655
Covered loans	50,119	52,359	58,145	95,940	105,248
Total loans, net of unearned income	$20,793,451	$19,983,417	$19,761,317	$19,197,201	$18,279,903
Mix:
Commercial	31%	30%	30%	31%	28%
Commercial real estate	31	31	31	31	31
Home equity	3	4	4	4	4
Residential real estate	3	4	4	3	4
Premium finance receivables - commercial	13	12	12	13	14
Premium finance receivables - life insurance	18	18	18	17	17
Consumer and other	1	1	1	1	1
Total loans, net of unearned income, excluding covered loans	100%	100%	100%	100%	99%
Covered loans	—	—	—	—	1
Total loans, net of unearned income	100%	100%	100%	100%	100%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016
Balance:
Non-interest bearing	$6,294,052	$5,790,579	$5,927,377	$5,711,042	$5,367,672
NOW and interest bearing demand deposits	2,459,238	2,484,676	2,624,442	2,552,611	2,450,710
Wealth management deposits (1)	2,464,162	2,390,464	2,209,617	2,283,233	1,904,121
Money market	4,449,385	4,555,752	4,441,811	4,421,631	4,384,134
Savings	2,419,463	2,287,958	2,180,482	1,977,661	1,851,863
Time certificates of deposit	4,519,392	4,221,012	4,274,903	4,201,477	4,083,250
Total deposits	$22,605,692	$21,730,441	$21,658,632	$21,147,655	$20,041,750
Mix:
Non-interest bearing	28%	27%	27%	27%	27%
NOW and interest bearing demand deposits	11	11	12	12	12
Wealth management deposits (1)	11	11	10	11	10
Money market	19	21	21	21	22
Savings	11	11	10	9	9
Time certificates of deposit	20	19	20	20	20
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016
Net interest income - FTE	$206,108	$194,282	$192,276	$186,192	$176,733
Call option income	890	759	1,476	3,633	4,649
Net interest income including call option income	$206,998	$195,041	$193,752	$189,825	$181,382
Yield on earning assets	3.88%	3.79%	3.64%	3.65%	3.67%
Rate on interest-bearing liabilities	0.63	0.58	0.58	0.58	0.56
Rate spread	3.25%	3.21%	3.06%	3.07%	3.11%
Less: Fully tax-equivalent adjustment	(0.02)	(0.03)	(0.02)	(0.03)	(0.03)
Net free funds contribution	0.18	0.18	0.17	0.17	0.16
Net interest margin (GAAP-derived)	3.41%	3.36%	3.21%	3.21%	3.24%
Fully tax-equivalent adjustment	0.02	0.03	0.02	0.03	0.03
Net interest margin - FTE	3.43%	3.39%	3.23%	3.24%	3.27%
Call option income	0.01	0.01	0.02	0.06	0.09
Net interest margin - FTE, including call option income	3.44%	3.40%	3.25%	3.30%	3.36%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Six Months Ended June 30,	Years Ended December 31,
(Dollars in thousands)	2017	2016	2015	2014	2013
Net interest income - FTE	$400,390	$728,145	$646,238	$601,744	$552,887
Call option income	1,649	11,470	15,364	7,859	4,773
Net interest income including call option income	$402,039	$739,615	$661,602	$609,603	$557,660
Yield on earning assets	3.84%	3.67%	3.76%	3.96%	4.01%
Rate on interest-bearing liabilities	0.60	0.57	0.54	0.55	0.63
Rate spread	3.24%	3.10%	3.22%	3.41%	3.38%
Less: Fully tax-equivalent adjustment	(0.03)	(0.02)	(0.02)	(0.02)	(0.01)
Net free funds contribution	0.17	0.16	0.14	0.12	0.12
Net interest margin (GAAP-derived)	3.38%	3.24%	3.34%	3.51%	3.49%
Fully tax-equivalent adjustment	0.03	0.02	0.02	0.02	0.01
Net interest margin - FTE	3.41%	3.26%	3.36%	3.53%	3.50%
Call option income	0.01	0.05	0.08	0.05	0.03
Net interest margin - FTE, including call option income	3.42%	3.31%	3.44%	3.58%	3.53%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2017	2017	2016	2016	2016
Interest-bearing deposits with banks and cash equivalents	$722,349	$780,752	$1,251,677	$851,385	$639,753
Investment securities	2,572,619	2,395,625	2,477,708	2,692,691	2,656,654
FHLB and FRB stock	99,438	94,090	131,231	127,501	116,706
Liquidity management assets	$3,394,406	$3,270,467	$3,860,616	$3,671,577	$3,413,113
Other earning assets	25,749	25,236	27,608	29,875	29,759
Loans, net of unearned income	20,599,718	19,923,606	19,711,504	19,071,621	18,204,552
Covered loans	51,823	56,872	59,827	101,570	109,533
Total earning assets	$24,071,696	$23,276,181	$23,659,555	$22,874,643	$21,756,957
Allowance for loan and covered loan losses	(132,053)	(127,425)	(122,665)	(121,156)	(116,984)
Cash and due from banks	242,495	229,588	221,892	240,239	272,935
Other assets	1,868,811	1,829,004	1,852,278	1,885,526	1,841,847
Total assets	$26,050,949	$25,207,348	$25,611,060	$24,879,252	$23,754,755
Interest-bearing deposits	$15,621,674	$15,466,670	$15,567,263	$15,117,102	$14,065,995
Federal Home Loan Bank advances	689,600	181,338	388,780	459,198	946,081
Other borrowings	240,547	255,012	240,174	249,307	248,233
Subordinated notes	139,007	138,980	138,953	138,925	138,898
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	$16,944,394	$16,295,566	$16,588,736	$16,218,098	$15,652,773
Non-interest bearing deposits	5,904,679	5,787,034	5,902,439	5,566,983	5,223,384
Other liabilities	400,971	385,698	430,009	442,487	412,866
Equity	2,800,905	2,739,050	2,689,876	2,651,684	2,465,732
Total liabilities and shareholders’ equity	$26,050,949	$25,207,348	$25,611,060	$24,879,252	$23,754,755
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Yield earned on:
Interest-bearing deposits with banks and cash equivalents	0.91%	0.84%	0.49%	0.54%	0.50%
Investment securities	2.55	2.45	2.21	2.43	2.62
FHLB and FRB stock	4.66	4.61	3.47	3.41	3.83
Liquidity management assets	2.27%	2.13%	1.70%	2.03%	2.27%
Other earning assets	2.53	2.95	3.37	2.96	3.21
Loans, net of unearned income	4.15	4.05	4.01	3.96	3.92
Covered loans	5.01	6.55	6.38	4.45	5.44
Total earning assets	3.88%	3.79%	3.64%	3.65%	3.67%
Rate paid on:
Interest-bearing deposits	0.47%	0.43%	0.42%	0.41%	0.39%
Federal Home Loan Bank advances	1.71	3.55	2.50	2.23	1.27
Other borrowings	1.92	1.81	1.78	1.81	1.76
Subordinated notes	5.14	5.10	5.12	5.12	5.12
Junior subordinated debentures	3.80	3.80	3.90	3.70	3.67
Total interest-bearing liabilities	0.63%	0.58%	0.58%	0.58%	0.56%
Interest rate spread	3.25%	3.21%	3.06%	3.07%	3.11%
Less: Fully tax-equivalent adjustment	(0.02)	(0.03)	(0.02)	(0.03)	(0.03)
Net free funds/contribution	0.18	0.18	0.17	0.17	0.16
Net interest margin (GAAP)	3.41%	3.36%	3.21%	3.21%	3.24%
Fully tax-equivalent adjustment	0.02	0.03	0.02	0.03	0.03
Net interest margin - FTE	3.43%	3.39%	3.23%	3.24%	3.27%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2017	2017	2016	2016	2016
Brokerage	$5,449	$6,220	$6,408	$6,752	$6,302
Trust and asset management	14,456	13,928	13,104	12,582	12,550
Total wealth management	19,905	20,148	19,512	19,334	18,852
Mortgage banking	35,939	21,938	35,489	34,712	36,807
Service charges on deposit accounts	8,696	8,265	8,054	8,024	7,726
(Losses) gains on investment securities, net	47	(55)	1,575	3,305	1,440
Fees from covered call options	890	759	1,476	3,633	4,649
Trading (losses) gains, net	(420)	(320)	1,007	(432)	(316)
Operating lease income, net	6,805	5,782	5,171	4,459	4,005
Other:
Interest rate swap fees	2,221	1,433	2,870	2,881	1,835
BOLI	888	985	981	884	1,257
Administrative services	986	1,024	1,115	1,151	1,074
(Loss) gain on extinguishment of debt	—	—	(717)	—	—
Early pay-offs of leases	10	1,211	728	—	—
Miscellaneous	14,005	7,595	8,014	8,653	7,470
Total other income	18,110	12,248	12,991	13,569	11,636
Total Non-Interest Income	$89,972	$68,765	$85,275	$86,604	$84,799
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2017	2017	2016	2016	2016
Salaries and employee benefits:
Salaries	$55,215	$55,008	$53,108	$54,309	$52,924
Commissions and incentive compensation	34,050	26,643	35,744	33,740	32,531
Benefits	17,237	17,665	15,883	15,669	15,439
Total salaries and employee benefits	106,502	99,316	104,735	103,718	100,894
Equipment	9,909	9,002	9,532	9,449	9,307
Operating lease equipment depreciation	5,662	4,636	4,219	3,605	3,385
Occupancy, net	12,586	13,101	14,254	12,767	11,943
Data processing	7,804	7,925	7,687	7,432	7,138
Advertising and marketing	8,726	5,150	6,691	7,365	6,941
Professional fees	7,510	4,660	5,425	5,508	5,419
Amortization of other intangible assets	1,141	1,164	1,158	1,085	1,248
FDIC insurance	3,874	4,156	4,726	3,686	4,040
OREO expense, net	739	1,665	1,843	1,436	1,348
Other:
Commissions - 3rd party brokers	1,033	1,098	1,165	1,362	1,324
Postage	2,080	1,442	1,955	1,889	2,038
Miscellaneous	15,978	14,803	16,981	17,313	15,944
Total other expense	19,091	17,343	20,101	20,564	19,306
Total Non-Interest Expense	$183,544	$168,118	$180,371	$176,615	$170,969

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016
Allowance for loan losses at beginning of period	$125,819	$122,291	$117,693	$114,356	$110,171
Provision for credit losses	8,952	5,316	7,357	9,741	9,269
Other adjustments	(30)	(56)	33	(112)	(134)
Reclassification (to) from allowance for unfunded lending-related commitments	106	(138)	(25)	(579)	(40)
Charge-offs:
Commercial	913	641	3,054	3,469	721
Commercial real estate	1,985	261	375	382	502
Home equity	1,631	625	326	574	2,046
Residential real estate	146	329	410	134	693
Premium finance receivables - commercial	1,878	1,427	1,843	1,959	1,911
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	175	134	205	389	224
Total charge-offs	6,728	3,417	6,213	6,907	6,097
Recoveries:
Commercial	561	273	668	176	121
Commercial real estate	276	554	1,916	364	296
Home equity	144	65	300	65	71
Residential real estate	54	178	21	61	31
Premium finance receivables - commercial	404	612	498	456	633
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	33	141	43	72	35
Total recoveries	1,472	1,823	3,446	1,194	1,187
Net charge-offs	(5,256)	(1,594)	(2,767)	(5,713)	(4,910)
Allowance for loan losses at period end	$129,591	$125,819	$122,291	$117,693	$114,356
Allowance for unfunded lending-related commitments at period end	1,705	1,811	1,673	1,648	1,070
Allowance for credit losses at period end	$131,296	$127,630	$123,964	$119,341	$115,426
Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.02%	0.03%	0.16%	0.24%	0.05%
Commercial real estate	0.11	(0.02)	(0.10)	0.00	0.01
Home equity	0.85	0.32	0.01	0.27	1.03
Residential real estate	0.03	0.06	0.13	0.03	0.26
Premium finance receivables - commercial	0.23	0.13	0.22	0.24	0.21
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	0.45	(0.02)	0.47	0.92	0.57
Total loans, net of unearned income, excluding covered loans	0.10%	0.03%	0.06%	0.12%	0.11%
Net charge-offs as a percentage of the provision for credit losses	58.71%	29.98%	37.61%	58.65%	52.97%
Loans at period-end	$20,743,332	$19,931,058	$19,703,172	$19,101,261	$18,174,655
Allowance for loan losses as a percentage of loans at period end	0.62%	0.63%	0.62%	0.62%	0.63%
Allowance for credit losses as a percentage of loans at period end	0.63%	0.64%	0.63%	0.62%	0.64%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$100	$174	$—	$235
Commercial real estate	—	—	—	—	—
Home equity	—	—	—	—	—
Residential real estate	179	—	—	—	—
Premium finance receivables - commercial	5,922	4,991	7,962	7,754	10,558
Premium finance receivables - life insurance	1,046	2,024	3,717	—	—
Consumer and other	63	104	144	60	163
Total loans past due greater than 90 days and still accruing	7,210	7,219	11,997	7,814	10,956
Non-accrual loans:
Commercial	10,191	14,307	15,875	16,418	16,801
Commercial real estate	16,980	20,809	21,924	22,625	24,415
Home equity	9,482	11,722	9,761	9,309	8,562
Residential real estate	14,292	11,943	12,749	12,205	12,413
Premium finance receivables - commercial	10,456	12,629	14,709	14,214	14,497
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	439	350	439	543	475
Total non-accrual loans	61,840	71,760	75,457	75,314	77,163
Total non-performing loans:
Commercial	10,191	14,407	16,049	16,418	17,036
Commercial real estate	16,980	20,809	21,924	22,625	24,415
Home equity	9,482	11,722	9,761	9,309	8,562
Residential real estate	14,471	11,943	12,749	12,205	12,413
Premium finance receivables - commercial	16,378	17,620	22,671	21,968	25,055
Premium finance receivables - life insurance	1,046	2,024	3,717	—	—
Consumer and other	502	454	583	603	638
Total non-performing loans	$69,050	$78,979	$87,454	$83,128	$88,119
Other real estate owned	16,853	17,090	17,699	19,933	22,154
Other real estate owned - from acquisitions	22,508	22,774	22,583	15,117	15,909
Other repossessed assets	532	544	581	428	420
Total non-performing assets	$108,943	$119,387	$128,317	$118,606	$126,602
TDRs performing under the contractual terms of the loan agreement	$28,008	$28,392	$29,911	$29,440	$33,310
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.16%	0.24%	0.27%	0.28%	0.33%
Commercial real estate	0.27	0.33	0.35	0.38	0.42
Home equity	1.38	1.66	1.34	1.25	1.13
Residential real estate	1.90	1.66	1.81	1.84	1.90
Premium finance receivables - commercial	0.62	0.72	0.91	0.90	1.01
Premium finance receivables - life insurance	0.03	0.06	0.11	—	—
Consumer and other	0.44	0.38	0.48	0.50	0.50
Total loans, net of unearned income	0.33%	0.40%	0.44%	0.44%	0.48%
Total non-performing assets as a percentage of total assets	0.40%	0.46%	0.50%	0.47%	0.52%
Allowance for loan losses as a percentage of total non-performing loans	187.68%	159.31%	139.83%	141.58%	129.78%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)
Non-accrual loans included TDRs totaling $5.1 million, $11.3 million, $11.8 million, $14.8 million and $16.3 million as of June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively.